STOCK EXCHANGE AGREEMENT

     THIS AGREEMENT is made this ___ day of November, 2004, by and between AMERICAN FIRE RETARDANT CORP., a Nevada corporation ("AFRC") and PTS, INC., a Nevada corporation ("PTS").

     WHEREAS, AFRC owns 7,500,000 shares of the issued and outstanding shares of the common stock, par value $0.001 per share, of GLOVE BOX, INC., a Nevada corporation (the "GBI Common Stock"); and

     WHEREAS, AFRC desires to transfer all of its right, title and interest in the GBI Common Stock to PTS in exchange for shares of the Series C convertible and redeemable preferred stock of PTS, par value $0.10 per share (the "PTS Preferred Stock") as hereinafter provided; and

     WHEREAS, PTS desires to acquire all of the shares of the GBI Common Stock from AFRC;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1.     The  Stock  Exchange.  Upon  the terms and subject to the conditions
            --------------------
set forth in this Agreement, AFRC shall exchange, sell, assign, and transfer to PTS at the closing of this Agreement (the "Closing"), free and clear of all liens and encumbrances, and PTS shall accept from AFRC at the Closing all shares of the GBI Common Stock owned by AFRC. In consideration therefor, PTS shall deliver to AFRC at the Closing, 7,500,000 shares of PTS Preferred Stock valued at approximately $750,000.00. The PTS Preferred Stock is subject to the Certificate of Designation Establishing Series C Preferred Stock of PTS, Inc. described in Attachment A hereto.
               -------------

     2.     Restrictive  Legend.  All  shares  of  the PTS Preferred Stock to be
            -------------------
delivered to AFRC hereunder shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), inasmuch as such shares to be issued to AFRC will be issued for investment purposes without a view to distribution. In addition, at the time of the Closing, AFRC will have had access to information concerning PTS and its business prospects, as required by the Securities Act. Furthermore, AFRC acknowledges that there has been no general solicitation or advertising for the purchase of the shares of the PTS Preferred Stock covered by this Agreement. The securities are to be issued to AFRC after thorough discussions that comprise less than 35 Non-Accredited Investors as defined in the Securities Act. Finally, PTS's stock transfer agent will be instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

     All shares of the PTS Preferred Stock to be delivered to AFRC hereunder shall bear a restrictive legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

     Notwithstanding anything herein contained to the contrary, in the event that any shares of the PTS Preferred Stock are converted into shares of the common stock of PTS, par value $0.001 per share (the "PTS Common Stock"), such shares of the PTS Common Stock shall be subject to the registration rights described in the Registration Rights Agreement described in Attachment B hereto.
                                                            ------------

     3.     Representations  and  Warranties of AFRC.  Where  a  representation
            ----------------------------------------
contained in this Agreement is qualified by the phrase "to the best of AFRC's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, AFRC believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. AFRC represents and warrants to PTS as follows:

          (a)     Power  and  Authority.  AFRC  has  full power and authority to
                  ---------------------
execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements").

          (b)     Binding  Effect.  Upon  execution  and  delivery by AFRC, this
                  ---------------
Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of AFRC, enforceable against AFRC in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)     Effect.  Neither  the execution and delivery of this Agreement
                  ------
or the Other Agreements nor full performance by AFRC of its obligations hereunder or there under will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation, or the Bylaws of GBI, or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of GBI or necessary for the operation of the business of GBI (the "Business") following the Closing or any other material contract, commitment, or other obligation to which GBI is a party, or create or result in the creation of any encumbrance on any of the property of GBI. GBI is not in violation of its Articles of Incorporation, Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

          (d)     No  Contracts, Arrangements, etc.  There  are  no  contracts,
                  --------------------------------
arrangements, understandings or relationships (legal or otherwise) among any of the parties to this Agreement, or any other person with respect to any other securities of GBI, including but not limited to transfer or voting of any of securities of GBI, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, naming the persons with whom such contracts, arrangements, understandings or relationships have been entered into.

          (e)     No  Consents.  No  consent,  approval  or authorization of, or
                  ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by AFRC prior to the Closing to authorize the execution, delivery and performance by AFRC of this Agreement or the Other Agreements.

          (f)     Capitalization.  GBI  is  authorized  by  its  Articles  of
                  --------------
Incorporation to issue 500 million shares of the GBI Common Stock. As of the date of this Agreement, there are 10 million shares of the GBI Common Stock duly and validly issued and outstanding, fully paid, and non-assessable. There are no other classes of capital stock, outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the GBI Common Stock or other securities or entitling anyone to acquire the GBI Common Stock or other securities of GBI.

          (g)     Stock  Ownership.  AFRC  has  good,  absolute,  and marketable
                  ----------------
title to 7,500,000 shares of the issued and outstanding GBI Common Stock. AFRC has the complete and unrestricted right, power and authority to cause the exchange, transfer, and assignment of the shares of the GBI Common Stock pursuant to this Agreement. The delivery of the GBI Common Stock to PTS as herein contemplated will vest in PTS good, absolute and marketable title to all of the capital stock in GBI Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

          (h)     Organization and Standing of GBI.  GBI is a duly organized and
                  --------------------------------
validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted. GBI has not qualified to do business in any other jurisdiction.

          (i)     No  Subsidiaries.  GBI  has  no  subsidiaries.
                  ----------------

          (j)     Liabilities.  Except  as  set  forth  on Schedule 3(j) to this
                  -----------                              -------------
Agreement,  GBI  does  not  have  any  liabilities.

          (k)     Financial  Statement.  AFRC  has  furnished  PTS  an  audited
                  --------------------
balance sheet of GBI as of December 31, 2003, and the related statement of income and retained earnings for the period covered thereby (the "Financial Statement"). The Financial Statement (i) is in accordance with the books and records of GBI; (ii) fairly presents the financial condition of GBI at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of GBI, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of GBI on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

          (l)     Present  Status.  Since  the  date  reflected on the Financial
                  ---------------
Statement, GBI has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Closing; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business. Further, since the date reflected on the Financial Statement, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of GBI, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (m)     Tax Returns and Audits.  As of the date of this Agreement, GBI
                  ----------------------
has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns. GBI has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

          (n)     Litigation.  Other  than as reflected on Schedule 3(n) hereto,
                  ----------                               -------------
which is incorporated herein by reference for all purposes, there are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against GBI, and AFRC is not aware of any facts which to its knowledge may result in any such action, suit, arbitration, or other proceeding.

          (o)     Employees.  As  of  the  date  of  this  Agreement, GBI has no
                  ---------
employees.

          (p)     Compliance  with  Laws  and  Regulations.  Except as otherwise
                  ----------------------------------------
disclosed in Schedule 3(p) attached hereto, to the best of AFRC's knowledge, GBI
             -------------
is in material compliance with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its knowledge, threatened with respect to the foregoing.

          (q)     No  Defaults.  Other  than  as  reflected  on  Schedule  3(q)
                  ------------                                   --------------
attached hereto, to the best of AFRC's knowledge, GBI is not in default under any provision of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

          (r)     Permits  and  Approvals.  Except  as  otherwise  disclosed  on
                  -----------------------
Schedule  3(r)  attached  hereto,  to  the best of AFRC's knowledge, GBI has all
-------------
permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on GBI or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (ii) other than those items listed on Schedule 3(r) attached hereto, no permit, approval or qualification of
          -------------
any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (iii) there is no lawsuit or proceeding pending or threatened with respect to any of the foregoing.

          (s)     Properties.  GBI  has  good and marketable title in fee simple
                  ----------
absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes. Moreover:

               (i) No real property owned, leased, licensed, or used by GBI lies in an area which is, or to the best of AFRC's knowledge will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing, or use of that real property in the business in which GBI is now engaged or the business in which it contemplates engaging.

               (ii) The real and other properties and assets owned, leased, or licensed by GBI constitute all such properties and assets which are necessary to the business of GBI as presently conducted or as it contemplates conducting.

          (t)     Patents  and  Trademarks.  To  best  of  AFRC's knowledge, GBI
                  ------------------------
owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business. To best of AFRC's knowledge, GBI is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto. GBI has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

          (u)     Compliance  with  Environmental  Laws.  Except  as  otherwise
                  -------------------------------------
disclosed on Schedule 3(u) attached hereto, to the best of AFRC's knowledge, GBI
             -------------
has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive Mountain Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder. Prior to the Closing, GBI either directed, participated in and/or authorized that studies of the environmental status of GBI's properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 3(u)
                                                                   -------------
hereto (collectively the "Studies"). The Studies, as well as those other matters, correspondence, reports and the like disclosed in Schedule 3(u) hereto,
                                                           -------------
have been delivered to PTS and PTS's counsel and environmental consultants and are incorporated herein by reference as though set out herein. AFRC will hold PTS harmless from any obligations, including fines or penalties, if any, which may be assessed by any governmental agency, but excluding damages, (i) that arose or may arise solely from operations by GBI through the Closing, (ii) that arose or may arise solely from operations by GBI prior to the Closing at sites other than at its locations, and (iii) with respect to all off site disposal by GBI prior to the Closing.

          (v)     Absence  of  Certain  Changes  or Events.  Since September 30,
                  ----------------------------------------
2004, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of GBI, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (w)     Purchase and Outstanding Bids.  No purchase commitments of GBI
                  -----------------------------
are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price or contained terms and conditions more onerous than those usual and customary in the industry.

          (x)     Insurance  Policies.  There  are in full force all policies of
                  -------------------
fire, liability, and other forms of insurance pertaining to the properties and assets of GBI. Such policies are in an amount and against such losses and risks as are generally maintained by comparable businesses.

          (y)     Compensation  of  Officers  and  Others.  Since  September 30,
                  ---------------------------------------
2004, there has not been any change in any compensation, commission, bonus, or other remuneration payable to any officer, director, agent, employee, or consultant of GBI, other than in the ordinary course of business.

          (z)     Inventory.  The  inventory  of  GBI  which is reflected on the
                  ---------
Financial Statement and all inventory items which have been acquired since September 30, 2004, consists of goods of such quality and in such quantities as are salable in the ordinary course of its business with normal markup at prevailing market prices. Each item of the inventory was valued at the then current cost, if possible, and if not, at the then current manufacturer's regular cost sheet available to distributors. Since September 30, 2004, GBI has continued to replenish its inventory in a normal and customary manner consistent with the prior and prudent practice prevailing in the business of GBI.

          (aa)     Schedule  of Assets.  As disclosed on Schedule 3(aa) attached
                   -------------------                   --------------
hereto, is a schedule of assets owned by GBI containing (i) a true and complete listing of all property owned by GBI; (ii) a true and complete legal description of all real properties in which GBI has a leasehold interest, together with a description of each indenture, lease, sublease, or other instrument under which GBI claims or holds such leasehold interest, each of which is a good and valid leasehold interest, and all of which are in effect and enforceable according to their respective terms; (iii) a true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, trade names, copyrights, and copyright registrations and applications therefor owned by GBI; and (iv) as of September 30, 2004, a true and complete list of all accounts receivable of GBI, together with information as to the aging of each such account receivable.

          (bb)     Status  on  the  Closing.  On the Closing, GBI shall have (i)
                   ------------------------
cash balances, plus certificates of deposit, equal to not less than $4,500; (ii) accounts receivable, plus inventory, less accounts payable, equal to not less than $-0-; and (iii) a stockholders' equity of not less than $4,500. GBI shall deliver to PTS on the Closing a schedule prepared by the Chief Financial Officer of GBI stating the amount of the items described in this paragraph as of the Closing.

          (cc)     Labor Matters.  Except as disclosed in Schedule 3(cc) hereto,
                   -------------                          --------------
to the best of AFRC's knowledge, GBI is in material compliance with all applicable laws, rules or regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and GBI has not engaged in any unfair or illegal labor practice which has not been remedied as of the date hereof. There is no unfair labor practices complaint or charge of employment discrimination pending or, to the best of AFRC's knowledge, threatened in writing against GBI with respect to any of the employees before the National Labor Relations Board, if applicable, the Equal Employment
Opportunity Commission, or any other state, federal or local court or governmental board, agency or commission. There is no labor strike, dispute, work slowdown, work stoppage or other job action pending or, to the best of AFRC's knowledge, threatened against GBI.

          (dd)     Employment  Contracts.  Except as disclosed in Schedule 3(dd)
                   ---------------------                          --------------
hereto, GBI has no employment contract, written or otherwise, with any employee or former employee.

          (ee)     Compliance  with Law and Other Instruments.  The business and
                   ------------------------------------------
operations of GBI have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect GBI.

          (ff)     Contracts.  Except  as  disclosed  on Schedule 3(ff) attached
                   ---------                             --------------
hereto or on any other schedule attached to this Agreement, GBI is not a party to, or otherwise bound by any (i) written or oral contract; (ii) employment or consultant contract not terminable at will without cost or other liability;
(iii) labor union contracts; (iv) bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefit plan; (v) any real or personal property lease, as lessor or lessee; (vi) advertising or public relations contract; (vii) purchase, supply or service contract, which cannot be terminated without cost or expense to GBI if such termination occurs with less than 30 day's notice; (viii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or property of GBI is subject to a lien, encumbrance, charge or other restriction except such as shall be satisfied prior to the Closing; (ix) license agreement, whether as licensee or licensor; (x) contract or agreement involving any expenditure by GBI of more than $2,500.00 in the aggregate; (xi) contract or agreement which GBI cannot terminate by giving less than 30 day's notice; and
(xii) contract to be performed in whole or in part more than 90 days from the date thereof and which cannot be terminated without cost or liability to GBI. Other than as disclosed on Schedule 3(ff) attached hereto, to the best of AFRC's
                           --------------
knowledge, GBI has in all respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with GBI are in material compliance therewith, and are not in material default thereunder.

          (gg)     Authority.  No  consent,  authorization,  approval,  order,
                   ---------
license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by GBI for the execution, delivery, or performance of this Agreement by GBI. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which GBI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of GBI or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on GBI or to which any of its operations, business, properties, or assets are subject.

          (hh)     Records.  The  books  of  account and minute books of GBI are
                   -------
complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (ii)     Representations  and  Warranties  True  and  Complete.  All
                   -----------------------------------------------------
representations and warranties of AFRC in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (jj)     No  Knowledge  of  Default.  AFRC  has  no knowledge that any
                   --------------------------
representations and warranties of PTS contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that PTS is in default under any term or provision of this Agreement or the Other Agreements.

          (kk)     No  Untrue Statements.  No representation or warranty by AFRC
                   ---------------------
in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (ll)     Reliance.  The  foregoing  representations and warranties are
                   --------
made by AFRC with the knowledge and expectation that PTS is placing complete reliance thereon.

     4.     Representations  and  Warranties of PTS.  Knowledge  shall  not  be
            ---------------------------------------
imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. PTS hereby represents and warrants to AFRC as follows:

          (a)     Power  and  Authority.  PTS  has  full  power and authority to
                  ---------------------
execute,  deliver  and  perform  this  Agreement  and  the  Other  Agreements.

          (b)     Binding  Effect.  Upon  execution  and  delivery  by PTS, this
                  ---------------
Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of PTS enforceable against PTS in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)     No  Consents.  No  consent,  approval  or authorization of, or
                  ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by PTS prior to the Closing to authorize the execution, delivery and performance by PTS of this Agreement or the Other Agreements.

          (d)     PTS's  Representations  and Warranties True and Complete.  All
                  --------------------------------------------------------
representations and warranties of PTS in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (e)     No Knowledge of AFRC's Default.  PTS has no knowledge that any
                  ------------------------------
of AFRC's representations and warranties contained in this Agreement is untrue, inaccurate or incomplete in any respect or that AFRC is in default under any term or provision of this Agreement or the Other Agreements.

          (f)     No Untrue Statements.  No representation or warranty by PTS in
                  --------------------
this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (g)     Reliance.  The  foregoing  representations  and warranties are
                  --------
made by PTS with the knowledge and expectation that AFRC is placing complete reliance thereon.

     5.     Actions of GBI  Pending the Closing.  AFRC agrees that from the date
            -----------------------------------
hereof  through  the  Closing:

          (a)     Operations.  AFRC  will  use  its best efforts to cause GBI to
                  ----------
(i) be operated in keeping with its customary practices and in compliance with all applicable laws, rules and regulations; and (ii) not engage in any transaction or make any commitment or expenditure except in the ordinary course of business.

          (b)     No Change in Corporate Charter.  No change will be made in the
                  ------------------------------
Articles of Incorporation or the Bylaws of GBI, except as may be first approved in writing by PTS.

          (c)     No Change in Capital Structure.  No change will be made in the
                  ------------------------------
authorized or issued capital stock of GBI, including the issuance of any bonds, notes, or other securities, except as may be first approved in writing by PTS.

          (d)     No  Default.  GBI  shall  timely  pay  and/or  not  suffer any
                  -----------
default with respect to any of its contracts, commitments or obligations. GBI shall also continue to pay as they become due all accounts payable of GBI.

          (e)     No  Contracts.  No contract or commitment will be entered into
                  -------------
by  or  on  behalf  of  GBI.

          (f)     No  Liabilities.  GBI  shall  not  incur  any  obligation  or
                  ---------------
liability,  except  as  may  be  first  approved  in  writing  by  PTS.

          (g)     Access to Records.  AFRC shall cause GBI to afford PTS access,
                  -----------------
during normal business hours, to all of its business operations, properties, books, files, and records, and will cooperate in PTS's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by PTS of its right to rely upon AFRC's covenants, representations, and warranties made herein or pursuant hereto. Until the Closing hereunder or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, PTS will hold in confidence all information so obtained by PTS as a result of such examination.

          (h)     Compliance.  AFRC  shall  cause  GBI  and  its  officers  and
                  ----------
employees  to  comply  with  all  applicable  provisions  of  this  Agreement.

     6.     Conditions  Precedent to Obligations of PTS.  All obligations of PTS
            -------------------------------------------
under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)     Representations  and  Warranties  True  at the Closing.  The
                  ------------------------------------------------------
representations and warranties of AFRC herein shall be deemed to have been made again as of the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. AFRC shall have performed all of the obligations to be performed by it hereunder on or prior to the Closing.

          (b)     Proof  of  Authority.  PTS's  counsel  shall  have  received
                  --------------------
evidence reasonably sufficient to such counsel that AFRC has all requisite authorizations necessary for consummation by AFRC of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (c)     Deliveries at the Closing. AFRC shall have delivered to PTS at
                  -------------------------
the  Closing  all  of  the  documents  required  to  be  delivered  hereunder.

          (d)     Certification.  AFRC  shall  have  delivered  to  PTS  at  the
                  -------------
Closing a certificate dated as of the applicable closing, executed by AFRC, certifying that the conditions specified in subparagraphs (a), (b), and (c) of this Paragraph 6 have been fulfilled.

          (e)     Resignations  of  Directors  and  Officers.  AFRC  shall  have
                  ------------------------------------------
delivered to PTS at the Closing, the written resignations of all of the directors and officers of GBI.

          (f)     Status  of  Litigation.  With respect to any matters affecting
                  ----------------------
GBI and in litigation as described in Schedule 3(n), PTS shall have the right to
                                      -------------
make an independent review of such matters. If PTS is not satisfied with such review, then PTS shall have the option to terminate this Agreement.

          (g)     Corporate  Records, etc.  AFRC shall have delivered to PTS the
                  -----------------------
originals of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of GBI.

          (h)     Other  Matters.  All  corporate  and  other  proceedings  and
                  --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to PTS and its counsel, whose approval shall not be unreasonably withheld.

     7.     Conditions Precedent to Obligations of AFRC. All obligations of AFRC
            -------------------------------------------
under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)     Representations  and  Warranties  True at Closing.  The
                  -------------------------------------------------
representations and warranties of PTS herein shall be deemed to have been made again at the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. PTS shall have performed all of the obligations to be performed by PTS hereunder on or prior to the Closing.

          (b)     Proof  of  Authority.  AFRC's  counsel  shall  have  received
                  --------------------
evidence reasonably sufficient to such counsel that PTS has all requisite authorizations necessary for consummation by PTS of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

          (c)     Certification.  PTS  shall  have  delivered  to  AFRC  at  the
                  -------------
Closing a certificate dated as of the applicable closing, executed by the President and Secretary of PTS, certifying that the conditions specified in subparagraphs (a) and (b) of this Paragraph 7 have been fulfilled.

          (d)     No  Orders.  There  has  not  been issued, and there is not in
                  ----------
effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

          (e)     Other  Matters.  All  corporate  and  other  proceedings  and
                  --------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to AFRC and its counsel, whose approval shall not be unreasonably withheld.

     8.     The  Nature  and  Survival  of  Representations,  Covenants  and
            ----------------------------------------------------------------
Warranties.  All  statements and facts contained in any memorandum, certificate,
----------
instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing and all inspections, examinations, or audits on behalf of the parties, shall expire one year following the Closing.

     9.     Indemnification by AFRC.  AFRC agrees to indemnify and hold harmless
            -----------------------
PTS against and in respect to all damages (as hereinafter defined) in excess of $5,000.00. Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to PTS from any inaccurate representation made by or on behalf of AFRC in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of AFRC in or pursuant to this Agreement, or breach or default in the performance by AFRC of any of the obligations to be performed by it hereunder.

     Notwithstanding the scope of AFRC's representations and warranties herein, or of any individual representation or warranty, or any disclosure to PTS herein or pursuant hereto, or the definition of damages contained in the preceding sentence, or PTS's knowledge of any fact or facts at or prior to the Closing, damages shall also include all debts, liabilities, and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of GBI, as of the date hereof not reflected in the Financial Statement or any other exhibit furnished hereunder, whether known or unknown by AFRC; all claims, actions, demands, losses, costs, expenses, and liabilities resulting from any litigation from causes of action arising prior to the Closing hereunder involving GBI or any owners thereof other than AFRC, whether or not disclosed to PTS; all claims, actions, demands, losses, costs, expenses, liabilities and penalties resulting from (i) GBI's infringement or claimed infringement upon or acting adversely to the rights or claimed rights of any person under or in respect to any copyrights, trademarks, trademark rights, patents, patent rights or patent licenses; or (ii) any claim or pending or threatened action with respect to the matters described in clause (i); all claims, actions, demands, losses, costs, expenses, liabilities or penalties resulting from GBI's failure in any respect to perform any obligation required by it to be performed at or prior to the date hereof or at or prior to the Closing, or by reason of any default of GBI, at the date hereof or at the Closing, under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected; and all losses, costs, and expenses (including without limitation all fees and disbursements of counsel) relating to damages.

     Notwithstanding anything contained in this Agreement to the contrary, the right to indemnification described in this paragraph shall expire one year after the Closing hereunder, except in the case of the proven fraud by AFRC hereunder as determined by a court of competent jurisdiction in connection with any such claim for indemnification, in which event such right to indemnification shall expire one year after the discovery of such fraud.

     10.     Records of GBI.  For  a period of five years following the Closing,
             --------------
the books of account and records of GBI pertaining to all periods prior to the Closing shall be available for inspection by AFRC for use in connection with tax audits.

     11.     Default by PTS. If AFRC does not default hereunder and PTS defaults
             -------------
hereunder, AFRC may elect to terminate this Agreement as well as any other agreement executed by AFRC in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the other hereunder, or AFRC may assert any remedy, including specific performance, which AFRC may have by reason of any such default of PTS. From and after the Closing, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Closing hereunder, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

     12.     Default by AFRC.  If  PTS  does  not  default  hereunder  and  AFRC
             ---------------
defaults hereunder, PTS may elect to terminate this Agreement as well as any other agreement executed by PTS in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the other hereunder, or PTS may assert any remedy, including specific performance, which PTS may have by reason of any such default of AFRC. From and after the Closing, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Closing hereunder, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

     13.     Cooperation.  PTS  and  AFRC will each cooperate with the other, at
             -----------
the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving AFRC's or PTS's conduct of the Business or the transactions contemplated hereby.

     14.     Further  Conveyances and Assurances.  After the Closing, each party
             -----------------------------------
will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to sell, transfer and assign to consummate the transactions contemplated hereby.

     15.     The  Closing.  The  Closing of this Agreement shall be on or before
             ------------
November 30, 2004, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The Closing shall be at 9316 Wheatlands Road, Santee, California at 2:00 p.m. Pacific time, unless another hour or place is mutually agreed upon by the parties hereto.

     16.     Deliveries  at  the  Closing by AFRC.  At  the  Closing, AFRC shall
             ------------------------------------
deliver  to  PTS:

          (a) Certificates representing 7,500,000 shares of the GBI Common Stock, which certificates represent all of the issued and outstanding GBI Common Stock, duly endorsed in favor of PTS free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those imposed by the Securities Act and other applicable securities laws.

          (b)     The  proof  of  authority  described in Paragraph 6(b) hereof.

          (c)     The  certification  described  in  Paragraph  6(d)  hereof.

          (d)     The  resignations of all of the directors and officers of GBI.

          (e)     The  corporate  records  of  GBI.

          (f) Any other document which may be necessary to carry out the intent of this Agreement.

     All documents reflecting any actions taken, received or delivered by AFRC pursuant to this Paragraph 16 shall be reasonably satisfactory in form and substance to PTS and its counsel.

     17.     Deliveries at the Closing by PTS. At the Closing, PTS shall deliver
             -------------------------------
to  AFRC:

          (a) Certificates representing 7,500,000 shares of the PTS Preferred Stock duly endorsed in favor of AFRC free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those imposed by the Securities Act and other applicable securities laws.

          (b)     The  Registration  Rights  Agreement described in Attachment B
                                                                    ------------
hereto.

          (c)     The  proof  of  authority  described in Paragraph 7(b) hereof.

          (d)     The  certification  described  in  Paragraph  7(c)  hereof.

          (e) Any other document which may be necessary to carry out the intent of this Agreement.

     All documents reflecting any actions taken, received or delivered by PTS pursuant to this Paragraph 17 shall be reasonably satisfactory in form and substance to AFRC and its counsel.

     18.     No Assignment.  This Agreement shall not be assignable by any party
             -------------
without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

     19.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to AFRC, addressed to Mr. Stephen F. Owens at 9316 Wheatlands Road, Santee, California 92071, telecopier (619) 258-3648, and e-mail steveamfr@aol.com, and if to PTS, addressed to Mr. Peter Chin at 3355 Spring Mountain Road, No. 66, Las Vegas, Nevada 89102, telecopier (702) 878-0827, and e-mail psc3388@yahoo.com. Any party may change its address for purposes of receiving notices pursuant to this Agreement upon 10 days written notice.

     20.     Brokerage.  AFRC  and PTS agree to indemnify and hold harmless each
             ---------
other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

     21.     Attorney's  Fees.  In the event that it should become necessary for
             ----------------
any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants contained in this Agreement, the parties hereby covenant and agree that the party or parties who are found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party or parties that bring suit.

     22.     Benefit.  All  the  terms and provisions of this Agreement shall be
             -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     23.     Construction.  Words  of any gender used in this Agreement shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     24.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     25.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     26.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     27.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     28.     Multiple  Counterparts.  This  Agreement  may be executed in one or
             ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     29.     Controlling  Agreement.  In  the  event of any conflict between the
             ----------------------
terms of this Agreement or any attachments or schedules referred to herein, the terms of this Agreement shall control.

     30.     Governing  law;  Jurisdiction.  This Agreement shall be governed by
             -----------------------------
and construed in accordance with the laws of the State of California without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in San Diego, California, as well as of the Superior Courts of the State of California in San Diego County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     31.     Entire  Agreement.  This  instrument  and  the  attachments  hereto
             -----------------
contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.

                                           AMERICAN  FIRE  RETARDANT  CORP.


                                           By
                                             -----------------------------------
                                             Stephen  F.  Owens,  President

                                           PTS,  INC.


                                           By
                                             -----------------------------------
                                             Peter  Chin,  President


Attachments:
-----------
Attachment A     Certificate of Designation Establishing Series C Preferred
                 Stock of PTS, Inc.
Attachment B     Registration Rights Agreement
Schedule 3(n)    Litigation
Schedule 3(p)    Compliance with Laws and Regulations
Schedule 3(q)    Defaults
Schedule 3(u)    Compliance with Environmental Laws
Schedule 3(aa)   Assets
Schedule 3(cc)   Labor Matters
Schedule 3(dd)   Employment Contracts
Schedule 3(ff)   Contracts

                                  ATTACHMENT A

                             ARTICLES OF DESIGNATION
                                       of
                            SERIES C PREFERRED STOCK
                                       of
                                    PTS, INC.
                        Pursuant to Section 78.195 of the
                     Revised Statutes of the State of Nevada

     PTS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that, pursuant to the authority conferred on its board of directors (the "Board of Directors") by its articles of incorporation (the "Articles of Incorporation"), as amended, and in accordance with Section 78.195 of the Revised Statutes of the State of Nevada, the Board of Directors (or, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution establishing a series of 7,500,000 shares of Preferred Stock of the Corporation designated as "Series C Preferred Stock."

     RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation (the "Corporation") by the Articles of Incorporation, a series of Preferred Stock, $0.001par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Convertible  Preferred  Stock

1.   Designation  and  Amount.  There  shall  be  a  series  of  Preferred Stock
     ------------------------
     designated as "Series C Convertible and redeemable Preferred Stock," and the number of shares constituting such series shall be 7,500,000. Such series is referred to herein as the "Convertible and redeemable Preferred Stock."

2.   Stated Capital. The amount to be represented in stated capital at all times
     ---------------
     for  each  share  of  Convertible  and  redeemable Preferred Stock shall be
     $0.001

3.   Rank.  All shares of Convertible Preferred Stock shall rank prior to all of
     ----
     the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4.   Dividends.  No  dividend is payable to the holders of shares of Convertible
     ---------
     Preferred  Stock.

5.   Liquidation  Preference.
     -----------------------

     (a) The liquidation value of shares of this Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be $.001 per share.

     (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of this Series shall be entitled to receive the liquidation value of such shares held by them until the liquidation value of all shares of Convertible Preferred Stock shall have been paid in full. Upon payment in full of the liquidation value to which the holders of shares of the shares of Convertible Preferred Stock are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Company.

     (c) Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Company within the meaning of this Paragraph 5.

6.   Voting  Rights.  Except  as  otherwise  required  by  law,  each  share  of
     --------------
     outstanding Series C Convertible Preferred Stock shall have no voting right. And no voting rights after convert into common shares.

7.   Redemption.  The  shares  of  Series  C  Convertible  Preferred  Stock  are
     ----------
     redeemable.

8.   Conversion  Provisions.
     ----------------------

     (a)  Conversion at Option of Holders. Provided that, and only to the extent
          -------------------------------
          that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion, each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 10 shares of Common Stock for each full share of Series C Convertible Preferred Stock ("Conversion Ratio").

          For the purpose of these Articles of Designation, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of July 8, 2004 subject to adjustment as hereinafter provided.

     (b)  Automatic Conversion. Upon the occurrence of a Recapitalization Event,
          --------------------
          each outstanding share of Convertible Preferred Stock shall automatically be converted, without cost, on the terms set forth in this Section into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion. A "Recapitalization Event" shall be deemed to occur upon either (i) effectiveness of a filing in the office of the Secretary of State of Nevada, or such other state in which the Corporation is legally domiciled, of an amendment to (or amendment and restatement of) the Articles of Incorporation or other charter document of the Corporation that increases the number of authorized shares of Common Stock to a sufficient number (after taking into account all shares reserved for issuance by the Board of Directors) so as to enable the conversion of all outstanding shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect, (ii) a change in the number of authorized shares of capital stock that the Corporation is authorized to issue by any means, including a reduction in the number of outstanding shares, merger for the purpose of a change of corporate domicile, or (iii) the effective date of any other corporate action that enables the conversion of all outstanding shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect.

     (c)  Mechanics  of  Conversion.

          (i)  Optional Conversion. Any holder of shares of Series C Convertible
               -------------------
               Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Series C Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

          (ii) Automatic  Conversion.  Upon  the  effectiveness  of  a
               ---------------------
               Recapitalization Event, the conversion of such shares is effective, each holder of shares so converted may surrender the certificate therefore at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall the next highest whole number of shares of Common Stock.

               The conversion of shares of Convertible Preferred Stock shall be effective simultaneously with the effectiveness of a Recapitalization Event, whether or not the certificates representing such shares of Convertible Preferred Stock shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued and the person or persons entitled to receive the shares of Common Stock insurable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid on the Common Stock to which the Convertible Preferred Stock is entitled pursuant to Section 4 above, shall be paid on the payment date therefore.

     (d)  The  Conversion  Ratio  shall  be  subject  to  adjustment as follows:

          (i) In case the Company shall (A) pay a dividend or make a distribution in Common Stock, or (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number (but not smaller number) of shares, the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio thereafter shall be determined by multiplying the Conversion Ratio at which such shares of this Series were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or reclassification.

          (ii) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date therefore) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined in accordance with the provisions of sub clause (iv) of this clause (d)) at the record date therefore (the "Current Market
               Price"), or in case the Company shall issue other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price; then the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio therefore shall be equal to the price determined by multiplying the Conversion Ratio at which shares of this Series were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, convertible or exchangeable securities, rights or warrants plus the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock (as determined in accordance with the provisions of sub clause (iv) of this clause (d). Such adjustment shall be made whenever such convertible or exchangeable securities rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such securities. However upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Ratio pursuant to this sub clause
               (ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Ratio shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Ratio made pursuant to the provisions of this clause (d) after the issuance of such rights or warrants) had the adjustment of the Conversion Ratio made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

         (iii) In case the Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe (excluding those referred to in sub clause (ii) of this clause (d)), then in each such case the number of shares of Common Stock into which each share of this Series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of this Series was theretofore convertible by a fraction of which the numerator shall be the number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock (as determined in accordance with the provisions of sub clause (iv) of this clause
               (d)) on the date of such distribution and of which the denominator shall be the product of the number of outstanding shares of Common Stock and the Current Market Price per share of Common Stock, less the aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the transfer agent for the shares of this Series) of the capital stock, assets or evidences of indebtedness so distributed or of such subscription rights. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (iv) For  the  purpose  of  any  computation under sub clause (ii) and
               (iii) of this clause (d), the Current Market Price per share of Common Stock at any date shall be deemed to be the average Sale Price for the thirty consecutive trading days commencing forty-five trading days before the day in question. As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by national Association of Securities Dealers Automated Quotation System and if not so reported then as reported by the Electronic Bulletin Board or the National Quotation Bureau Incorporated.

          (v) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% in the price then in effect; provided, however, that any adjustments which by reason of this sub clause (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest cent.

          (vi) In the event that, at any time as a result of an adjustment made pursuant to sub clause (i) or sub clause (iii) of this clause
               (d), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of this Series shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in sub clauses (i) through (v) of this clause (d), and the other provisions of this clause (d) with respect to the Common Stock shall apply on like terms to any such other shares.

         (vii) Whenever the conversion rate is adjusted, as herein provided, the Company shall promptly file with the transfer agent for this Series, a certificate of an officer of the Company setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Company shall promptly cause a notice of the adjusted conversion rate to be mailed to each registered holder of shares of this Series.

     (e) If any of the following events occur, namely (i) any reclassification or change (other than a combination of reclassification into a smaller number of shares) of outstanding shares of Common Stock issuable upon conversion of shares of this Series (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) or (ii) any consolidation or merger to which the Company is a party (other than a consolidation or merger to which the Company is the continuing corporation and which does not result in any classification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision) in, outstanding shares of Common Stock); then the Company or such successor, as the case may be, shall provide in its Certificate of Incorporation that each share of this Series shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock issuable upon conversion of each such share of this Series immediately prior to such reclassification, change, consolidation or merger. Such Certificate of Incorporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in clause (d). The Company shall cause notice of the execution of any such event contemplated by this paragraph to be mailed to each holder of shares of this Series as soon as practicable.

          The above provisions of this clause (e) shall similarly apply to successive reclassifications, consolidations and mergers.

     (f) By duly adopted resolution of its board of directors, the Company at any time may increase the Conversion Ratio, temporarily or otherwise, by any amount, but in no event shall such Conversion Ratio require the issuance of Common Stock for less than the par value of the Common Stock at the time such reduction is made.

          Whenever the Conversion Ratio is increased pursuant to this sub clause
          (f), the Company shall mail to the holders a notice of the increased Conversion Ratio. The notice shall state the increased Conversion
          Ratio  and  the  period  it  will  be  in  effect.

          An increase in the Conversion Ratio does not change or adjust the Conversion Ratio otherwise in effect for purposes of sub clauses (d) and (e) of this paragraph 8.

9.   Protective  Provisions.
     ----------------------

     (a) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

          If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the

          New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

          The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (b) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Convertible Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

The affirmative vote or consent of the holders of a majority of the outstanding Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Convertible Preferred Stock and (ii) the Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Convertible Preferred
Stock  as  may  have  been
created with the affirmative vote or consent of the holders of at least 66-2/3% of the Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

10.  Outstanding  Shares.  For  purposes of this Certificate of Designation, all
     -------------------
     shares  of  Convertible  Preferred Stock shall be deemed outstanding except
     (i) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; (ii) the effective date of a Recapitalization Event defined in clause 8(b), and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

11.  Certain  Definitions.  As  used  in  this  Certificate, the following terms
     ---------------------
     shall  have  the  following  respective  meanings:

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term "controlling" and "controlled" having meanings correlative to the foregoing.

     "Common Shares" shall mean any stock of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, Common Shares issuable upon conversion of shares of this series shall include only shares of the class designated as common Shares as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

12.  Securities  Not  Registered  Under  the Securities Act of 1933. Neither the
     --------------------------------------------------------------
     shares of Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration. Each share of Convertible Preferred Stock and certificate for Common Stock issued upon the conversion of any shares of Convertible Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Convertible Preferred Stock or Common Stock (except as otherwise permitted by this Section 12), shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption there from under said Act."

13.  Preemptive  Rights.  The  Convertible  Preferred  is  not  entitled  to any
      ------------------
     preemptive or subscription rights in respect of any securities of the Corporation.

14.  Severability  of Provisions. Whenever possible, each provision hereof shall
     ----------------------------
     be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     IN WITNESS WHEREOF, PTS, Inc. has caused this certificate to be signed by its President as of the 5th November, 2004.


                                      PTS, INC.

                                      By:
                                         --------------------------------
                                      Peter Chin, Chief Executive Officer

ACKNOWLEDGMENT

State of Nevada        )
                       ) ss.
County of ____________ )

This instrument was acknowledged before me on 5th November,, 2004 by Peter Chin as President of PTS, Inc.



Signature of notarial officer
Name:

(Seal)

My commission expires:

                                  ATTACHMENT B

                          REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT is entered into as of October ___, 2004, by and between PTS, INC., a Nevada corporation (the "Company") and AMERICAN FIRE RETARDANT CORP., a Nevada corporation (the "Holder").

     WHEREAS, on even date herewith the Company executed and delivered to the Holder that certain Stock Exchange Agreement (the "Stock Exchange Agreement") whereby the Company has agreed to issue to the Holder 7,500,000 shares of the Company's Series C preferred stock, par value $0.001 per share (the "PTS Preferred Stock"), as described in the Stock Exchange Agreement; and

     WHEREAS, the Stock Exchange Agreement is incorporated herein by reference for all purposes, and all capitalized terms herein shall have the same meaning as defined in the Stock Exchange Agreement; and

     WHEREAS, the PTS Preferred Stock is convertible into shares of the common stock of the Company, $0.001 par value per share (the "PTS Common Stock") as provided in the Certificate of Designation Establishing Series C Preferred Stock of PTS, INC. described in Attachment A to the Stock Exchange Agreement;
                               -------------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Piggyback Registration Rights Available.  Upon  any  conversion  by the
         ---------------------------------------
Holder of the PTS Preferred Stock into shares of the PTS Common Stock, and pursuant to the terms and conditions contained herein, and in the Stock Exchange Agreement, the Company agrees to provide the Holder or any permitted assignee of the Holder (collectively, the "Holder") with the right to "piggyback" (the "Registration Rights") on a firm commitment underwritten offering (an "Underwritten Public Offering") with respect to the PTS Common Stock and any other securities issued or issuable at any time or from time to time in respect of the PTS Common Stock as a result of a merger, consolidation, reorganization, stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the "Registrable Securities").

     2.  Registration  Rights.  With  respect  to  the  Registration Rights, the
         --------------------
parties  agree  as  follows:

          (a) Subject to Paragraph 2(b), the Company will (i) promptly give to the Holder written notice of any registration relating to an Underwritten Public Offering, and (ii) include in such registration (and related qualification under blue sky laws or other compliance) such of the Holder's Registrable Securities as are specified in the Holder's written request or requests, mailed in accordance with the terms of this Agreement within 30 days after the date of such written notice from the Company.

          (b) The right of the Holder to registration pursuant to the Registration Rights shall be conditioned upon the Holder's participation in such underwriting, and the inclusion of the Registrable Securities in the underwriting shall be limited to the extent provided herein. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for the Underwritten Public Offering by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of the Registrable Securities to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and the Underwritten Public Offering as follows: the number of the Registrable Securities that may be included in the registration and the Underwritten Public Offering by the Holder shall be determined by multiplying the number of the shares of the Registrable Securities of all selling stockholders of the Company which the managing underwriter is willing to include in such registration and the Underwritten Public Offering times a fraction, the numerator of which is the number of the Registrable Securities requested to be included in such registration and the Underwritten Public Offering by the Holder, and the denominator of which is the total number of the Registrable Securities which all selling stockholders of the Company have requested to be included in such registration and the Underwritten Public
Offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such person to the nearest 100 shares. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of the Underwritten Public Offering. Any of the Registrable Securities excluded or withdrawn from the Underwritten Public Offering shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 60 days after the effective date of the Registration Statement relating thereto, or such other shorter period of time as the underwriters may require.

     3.  Registration  Procedure.  With  respect to the Registration Rights, the
         -----------------------
following  provisions  shall  apply:

          (a) The Holder shall be obligated to furnish to the Company and the underwriters such information regarding the Registrable Securities and the proposed manner of distribution of the Registrable Securities as the Company and the underwriters may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters in connection with such registration, qualification or compliance.

          (b) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may at any time permit the sale of any Restricted Securities as defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act") to the public without registration, the Company agrees to use its best lawful efforts to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

               (iii) So long as the Holder owns any Restricted Securities, to furnish to the Holder upon request a written statement from the Company as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Restricted Securities without registration.

          (c) The Company agrees that it will furnish to the Holder such number of prospectuses meeting the requirements of Section 10(a)(3) of the Securities Act, offering circulars or other documents incident to any registration, qualification or compliance referred to herein as provided or, if not otherwise provided, as the Holder from time to time may reasonably request.

          (d) All expenses (except for any underwriting and selling discounts and commissions and legal fees for the Holder's attorneys) of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the blue sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Registrable Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by the Company.

          (e) In connection with the preparation and filing of any Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holder and the Holder's attorneys and accountants, the opportunity to participate in the preparation of any Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          (f) The Company shall notify each Holder of Registrable Securities covered by a Registration Statement, during the time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4.  Blackout  Period.  At  any  time  after  the  effective  date  of  the
         ----------------
Registration Statement, if the Company gives to the Holder a notice pursuant to Paragraph 3(f) hereof and stating that the Company requires the suspension by the Holder of the distribution of any of the Registrable Securities, then the Holder shall cease distributing the Registrable Securities for such period of time (the "Blackout Period"), not to exceed 120 days from the time notice is sent until the Company informs the Holder that the Blackout Period has been terminated. Upon notice by the Company to the Holder of such determination, the Holder will (a) keep the fact of any such notice strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities for the duration of the Blackout Period, and (c) promptly halt any use, publication, dissemination or distribution of each prospectus included within the Registration Statement, and any amendment or supplement thereto by it and any of its affiliates for the duration of the Blackout Period.

     5. Lock-Up. In connection with any Underwritten Public Offering, the Holder
        -------
agrees, if requested, to execute a lock-up letter addressed to the managing underwriter in customary form agreeing not to sell or otherwise dispose of the Registrable Securities owned by the Holder (other than any that may be included in the offering) for a period not exceeding 180 days.

     6.  Delay of Registration. No Holder shall have any right to obtain or seek
         ---------------------
an injunction restraining or otherwise delaying any registration of the Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     7.  Indemnification by the Company. In the event of any registration of the
         ------------------------------
Registrable Securities of the Company under the Securities Act, pursuant to the terms of this Agreement, the Company agrees to indemnity and hold harmless the Holder and each other person who participates as an underwriter in the offering or sale of the Registrable Securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively the "Claims"), to which the Holder or any such underwriter may become subject under the Securities Act or otherwise, insofar as the Claims or actions or proceedings, whether commenced or threatened, in respect thereto arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the Holder's Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holder and each such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim or action or proceeding in respect thereto; provided that the Company shall not be liable in any such case to the extent that any Claim or action or proceeding in respect thereof or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such underwriter and survive the transfer of the Registrable Securities by the Holder.

     8.  Indemnification  by  the  Holder.  The  Company  may  require,  as a
         --------------------------------
condition to including the Registrable Securities in any Registration Statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 7 hereof) the Company, each director and officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which the Holder shall be required to suffer shall be limited to the net proceeds to the Holder from the Registrable Securities sold by the Holder in any such offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by the Holder.

     9.  Notice  of  Claims.  Promptly  after receipt by an indemnified party of
         ------------------
notice of the commencement of any action or proceeding involving a Claim, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of a Claim the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of a Claim.

     10.  Indemnification  Payments.  The  indemnification  required  by  this
          -------------------------
Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     11.  Assignment  of Registration Rights. The rights to cause the Company to
          ----------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by the Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a Holder under this Agreement; provided that the Company is furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which the Registration Rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and that such transferee or assignee is either (a) a member of the immediate family or a trust for the benefit of any Holder that is an individual or (b) a transferee or assignee that after the transfer or assignment holds all of the Registrable Securities.

     12.  Termination  of  this  Agreement.  This Agreement shall terminate with
          --------------------------------
respect to the Holder when all of the Registrable Securities have been registered as provided herein.

     13.  No  Contracts,  Arrangements,  Understandings  or  Relationships  with
          ----------------------------------------------------------------------
Respect  to  Securities. There are no contracts, arrangements, understandings or
-----------------------
relationships (legal or otherwise) by any party to this Agreement, or any other person with respect to the PTS Common Stock, or any other securities of the Company, including but not limited to transfer or voting of any of the PTS Common Stock, or any other securities of the Company, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     14.  Attorneys'  Fees. In the event that it should become necessary for any
          ----------------
party entitled hereunder to bring suit against any other party for enforcement of the covenants contained herein, the parties hereby covenant and agree that the party who is found to be in violation of this Agreement shall also be liable to the other parties for all reasonable attorneys' fees and costs of court incurred by such other parties.

     15.  Arbitration.  Any  controversy  or claim arising out of or relating to
          -----------
this Agreement, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial
Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be San Diego, California. Upon the application of either party to this Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

     16.  Benefit.  All  the  terms  and  provisions  of this Agreement shall be
          -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding anything herein contained to the contrary, the Company shall have the right to assign this Agreement to any party without the consent of the Holder.

     17.  Notices.  All  notices,  requests,  demands,  and other communications
          -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, by facsimile, or by e-mail, if to the Company, addressed to Mr. Peter Chin at 3355 Spring Mountain Road, No. 66, Las Vegas, Nevada 89102, telecopier (702) 878-0827, and e-mail psc3388@yahoo.com, and if to the Holder, addressed to Mr. Stephen F. Owens at 9316 Wheatlands Road, Santee, California 92071, telecopier
(619) 258-3648, and e-mail steveamfr@aol.com. Any party may change its address for purposes of receiving notices pursuant to this Agreement upon 10 days written notice.

     18.  Construction. Words of any gender used in this Agreement shall be held
          ------------
and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     19.  Waiver.  No  course  of dealing on the part of any party hereto or its
          ------
agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     20.  Cumulative Rights. The rights and remedies contained in this Agreement
          -----------------
shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     21. Invalidity. In the event any one or more of the provisions contained in
         ----------
this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     22.  General  Assurances.  The  parties  agree to execute, acknowledge, and
          -------------------
deliver all such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

     23.  Time  of  the  Essence.  Time  is  of  the  essence of this Agreement.
          ----------------------

     24.     Headings.  The  headings used in this Agreement are for convenience
             --------
and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not effect or constitute a part of this Agreement.

     25.  Excusable  Delay.  The  parties  shall not be obligated to perform and
          ----------------
shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of governmental (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     26.  No  Third-Party  Beneficiary.  Any  agreement to pay an amount and any
          ----------------------------
assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

     27.  Governing  law;  Jurisdiction. This Agreement shall be governed by and
          -----------------------------
construed in accordance with the laws of the State of California without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in San Diego, California, as well as of the Superior Courts of the State of California in San Diego County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     28.  Controlling  Agreement. In the event of any conflict between the terms
          ----------------------
of  this  Agreement  or  the  Stock  Exchange  Agreement, the terms of the Stock
Exchange  Agreement  shall  control.

     29.  Multiple  Counterparts.  This Agreement may be executed in one or more
          ----------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     30.  Entire Agreement. This instrument contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                           PTS, INC.



                                           By
                                             -----------------------------------
                                             Peter Chin, President


                                           AMERICAN FIRE RETARDANT CORP.



                                           By
                                             -----------------------------------
                                             Stephen F. Owens, President

                                  SCHEDULE 3(N)

                                   LITIGATION

                                  SCHEDULE 3(P)

                      COMPLIANCE WITH LAWS AND REGULATIONS

                                  SCHEDULE 3(Q)

                                    DEFAULTS

                                  SCHEDULE 3(U)

                       COMPLIANCE WITH ENVIRONMENTAL LAWS

                                 SCHEDULE 3(AA)

                                     ASSETS

                                 SCHEDULE 3(CC)

                                  LABOR MATTERS

                                 SCHEDULE 3(FF)

                                    CONTRACTS